EXHIBIT 5

                                  June 28, 2002


Interspace Enterprises, Inc.
7825 Fay Avenue, Suite 200
La Jolla, CA 92037

Gentlemen:

     I have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, relating to 20,000,000 shares of common stock, par value $.00001 per share (the "Shares") of Interspace Enterprises, Inc. (the "Company"), which Shares will be issued pursuant to the Company's Consulting and Marketing License Agreement and Exhibit A thereto filed as an exhibit to the Registration Statement (the "Agreement").

     I have examined the Certificate of Incorporation and By-laws of the Company and all amendments thereto, the Registration Statement and originals, or copies, certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance under the Agreement and the Shares, when issued against payment therefor, in accordance with the terms of the Non-Qualified Stock Option Agreement, as set forth in Exhibit A to the Agreement, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/  Steven L. Suskind
                                            ---------------------------------
                                                 Steven L. Siskind

SLS/eg